UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

ISRAMCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12500	13-3145265
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 West Loop South Suite 810 Houston Texas 77027
 (Address of principal executive offices, including Zip Code)

713-621-3882
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security holders

On December 19, 2014, Isramco, Inc. (the “Company”) held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of directors, (ii) approval, by non-binding vote, of the Company’s executive compensation as disclosed in the proxy statement furnished to stockholders in connection with the meeting (the “Proxy Statement”) and (iii) the ratification of the appointment of Malone Bailey, LLP (“Malone”) as the Company’s auditors for the fiscal year ending December 31, 2014.   Stockholders representing 1,799,172 out of a total of 2,717,687 shares of of the Company’s common stock were present at the meeting in person or by proxy, representing a quorum for the transaction of all business to be considered at the annual meeting.

At the meeting, (i) Joseph From, Max Pridgeon, Nir Hasson, Haim Tsuff, Frans Sluiter, and Asaf Yarkoni were elected or re-elected as directors, (ii) by nonbinding vote, the Company’s executive compensation, as disclosed in the Proxy Statement, was approved and (iii) the appointment of Malone as the Company’s auditors for the fiscal year ending December 31, 2014 was ratified.

The final vote tallies were as follows:

1.  Proposal to elect directors to serve until the Company’s 2015 Annual Meeting of Stockholders.

Name	Votes For	Votes Withheld	Broker Non-Vote
Joseph From	1,672,007	61,759	64,956
Max Pridgeon	1,731,511	2,255	64,956
Nir Hasson	1,732,378	1,388	64,956
Haim Tsuff	1,652,787	80,979	64,956
Frans Sluiter	1,732,438	1,328	64,956
Asaf Yarkoni	1,731,506	2,260	64,956

2. Proposal to approve, by nonbinding vote, the Company’s executive compensation as disclosed in the Proxy Statement.

FOR	AGAINST	ABSTAIN	Broker Non-Vote

1,731,651	1,758	357	64,956

3. Proposal to ratify the appointment of Malone as the Company’s auditors for the fiscal year ending December 31, 2014.

FOR	AGAINST	ABSTAIN	Broker Non-Vote

1,793,836	4,707	179	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAMCO, INC.

DATED: January 5, 2015	By:	/s/ Anthony K. James
Anthony K. James
General Counsel & Secretary